Exhibit 99.1

ABERCROMBIE & FITCH PROVIDES BUSINESS UPDATE

New Albany, Ohio, August 1, 2012: Abercrombie & Fitch Co. (NYSE: ANF) today reported on the Company’s performance for the quarter ended July 28, 2012.

Net sales increased 4% to $951.4 million for the quarter, compared to net sales of $916.8 million for the fiscal quarter ended July 30, 2011. Total US sales, including direct-to-consumer sales, decreased 5% to $648.0 million. Total international sales, including direct-to-consumer sales, increased 31% to $303.4 million. Total Company direct-to-consumer sales, including shipping and handling, increased 25% to $127.7 million.

Comparable store sales for the quarter were down 10% relative to last year. Comparable store sales were down 5% in US stores and were down 26% in international stores. Within the quarter, comparable store sales were weakest in June.

The Company expects gross margin rate erosion for the second quarter of approximately 100 basis points versus last year. Additionally, the Company expects inventory at cost to be up approximately 20% at the end of the second quarter versus a year ago.

The Company expects to report diluted earnings per share for the quarter of approximately $0.15 to $0.18.

Based on a lower sales trend than previously projected, the Company now expects full year diluted earnings per share of approximately $2.50 to $2.75. This projection assumes same store sales to be down 10% for the second half of the year, consistent with the second quarter trend. The Company continues to expect substantial recovery of the gross margin rate erosion seen in 2011 on a 2012 full year basis. In addition to lower sales, the reduction in projected earnings per share also reflects the impact of a stronger US dollar and the impact of an increase in the effective tax rate primarily as a result of a reduced benefit related to international operations taxed at a lower rate. The Company now expects the tax rate for the year as a whole to be in the high 30’s.

The Company will provide additional details on second quarter results and fiscal 2012 expectations during its earnings call on August 15, 2012. In addition, the Company will provide a strategic update on its international expansion plans, capital allocation plans, and its initiatives to increase domestic store profitability, as well as additional information on productivity, profitability and return on invested capital metrics related to the Company’s international operations.

The Company anticipates that the strategic update will include:

•	A reduction in the expected number of fiscal 2012 international Hollister chain store openings to approximately 30 stores from a previous expectation of close to 40 stores.

•	A pause in new flagship store commitments, other than a planned Shanghai location.

•

A reduced run rate for future international chain store openings, with a focus on under-penetrated markets where cannibalization effects are expected to be minimal, and subject to continued approval on a store by store basis.

•	An updated fiscal 2012 capital expenditure budget of approximately $360 million, and an anticipated fiscal 2013 capital expenditure budget of approximately $200 million.

•	An update on the Company’s share repurchase plans.

Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:

“Macroeconomic conditions remained very challenging during the quarter, particularly in Europe but also increasingly in the US. In that context, we will continue to be highly disciplined in our new store approval process and only commit to stores where we are confident they are likely to generate a stronger return than alternative uses of cash. We believe this has clearly been the case for the international investments we have made to date, as our international stores remain much more productive and much more profitable than our US fleet. However, given recent trends, particularly in Europe, we believe it is appropriate to revise our plans in response.

Moreover, we believe our iconic brands, strong financial position, and strong cash flow enable us to continue to invest in profitable international expansion while returning cash to stockholders through dividends and a disciplined share repurchase program.”

The Company will release its second quarter results on Wednesday, August 15, 2012, prior to the opening of the market and hold a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 461-2031 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-2255. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 1694108 or through wwww.abercrombie.com.

For further information, call:

ICR, Inc.

Joe Teklits / Jean Fontana

joseph.teklits@icrinc.com

203-682-8258

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2012 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer sales are subject to numerous risks that could adversely impact sales; we have incurred, and may continue to incur, significant costs related to store closures; our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable store sales may continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our stock price may be volatile and investors may not be able to resell shares of our Common Stock at or above the price paid to acquire the shares; our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise; our reliance on two distribution centers domestically and two third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; modifications and/or upgrades to our information technology systems may disrupt our operations; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) and our Term Loan Agreement include financial and other covenants that impose restrictions on our financial and business operations; our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions; and compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.